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                                                                EXHIBIT 99.4



                  CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       ANHEUSER-BUSCH COMPANIES, INC.
                FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2003
               PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
          PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         I am the Vice President and Chief Financial Officer of
Anheuser-Busch Companies, Inc., a Delaware corporation (the "Company"). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended June 30, 2003 and filed with the Securities and Exchange Commission ("Form 10-Q").

         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.





Date: July 25, 2003                 /s/ W. Randolph Baker
      --------------------         --------------------------------------------
                                     W. Randolph Baker
                                     Vice President and Chief Financial Officer
                                     Anheuser-Busch Companies, Inc.



         A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Anheuser-Busch Companies, Inc. and will be retained by Anheuser-Busch Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.